Exhibit 5.1

[Oppenheimer Wolff & Donnelly LLP Letterhead]

December 13, 2013

Kips Bay Medical, Inc.

3405 Annapolis Lane North, Suite 200

Minneapolis, Minnesota 55447

Re:	Kips Bay Medical, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Kips Bay Medical, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that, in the case of the offer, issuance and sale of Primary Securities (as defined below), it will, and in the case of the offer and sale of Selling Stockholder Shares (as defined below), it may be supplemented by one or more prospectus supplements (each such prospectus supplement, if applicable, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of:

(1)      the offer, issuance and sale from time to time by the Company of up to $50,000,000 in aggregate principal amount of (a) one or more series of the Company’s debt securities (collectively, “Debt Securities”) to be issued under an indenture between the Company, as issuer, and a trustee (a form of which is included as Exhibit 4.7 to the Registration Statement) and one or more board resolutions, supplemental indentures thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplemental indenture or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”), including Debt Securities issuable upon conversion or exercise of other securities described herein to be offered and sold by the Company, (b) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including shares of Common Stock issuable upon conversion or exercise of other securities described herein to be offered and sold by the Company (all such shares, the “Primary Common Shares”), (c) shares of one or more series of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), including shares of Preferred Stock issuable upon conversion or exercise of other securities described herein to be offered and sold by the Company, (d) warrants to purchase Debt Securities, Common Stock or Preferred Stock (“Warrants”), including Warrants issuable upon conversion or exercise of other securities described herein to be offered and sold by the Company and (e) units consisting of two or more of the Primary Securities (as defined below) (“Units”); and

(2)      the offer and sale from time to time by certain stockholders of the Company identified in the Registration Statement (collectively, the “Selling Stockholders”) of up to an aggregate of 539,620 shares of Common Stock issuable upon exercise of certain options or warrants issued to the Selling Stockholders as underwriting compensation in connection with the Company’s February 2011 initial public offering and December 2012 public offering (such options and warrants collectively referred to as the “Underwriter Warrants” and such shares of Common Stock issuable upon exercise of the Underwriter Warrants collectively referred to as the “Selling Stockholder Shares”).

The Debt Securities, Primary Common Shares, Preferred Stock, Warrants and Units, plus any additional Debt Securities, Primary Common Shares, Preferred Stock, Warrants and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Primary Securities.” The Primary Securities and the Selling Stockholder Shares are referred to herein collectively as the “Securities.”

For purposes of this opinion letter, we have examined copies of the following documents:

a.     An executed copy of the Registration Statement.

b.     The Certificate of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

c.     The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

d.     Resolutions of the Board of Directors of the Company adopted at meetings held on February 10, 2011, December 20, 2012 and December 11, 2013, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance of the Selling Stockholder Shares upon exercise of the Underwriter Warrants and the filing by the Company of the Registration Statement and other related matters.

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the documents described in (a) through (d) in the paragraph immediately above and such other records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

With your consent, we have assumed (i) that each of the Debt Securities and any related supplemental indenture or officer’s certificate establishing the terms thereof, Warrants and any related warrant agreement and Units and any related unit agreement (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents will be duly authorized, executed and delivered by the parties thereto other than the Company, (iii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.      When the Applicable Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of the Company and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.      When an issuance of Primary Common Shares has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, such Primary Common Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

3.      When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Certificate of Incorporation and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

4.      When the applicable warrant agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.      When the applicable unit agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, and when the specific terms of a particular issuance of Units have been duly established in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.     The Selling Stockholder Shares have been duly authorized and, when issued in accordance with the terms of the Underwriter Warrants, will be validly issued, fully paid and non-assessable.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

This opinion is limited to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), the federal laws of the United States of America and with respect to the opinions set forth in numbered paragraphs 1, 4 and 5 above, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Debt Securities, Warrants or Units. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus and in any amendment or supplement thereto. In giving this consent, we do not believe that we are an “expert” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. This opinion is expressed as of the date hereof, unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Oppenheimer Wolff & Donnelly LLP